EXHIBIT 10.8

AMENDMENT NO. I TO RESTRICTED STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this "Amendment") is effective as of September 15, 2007 (the "Effective Date") and is made to the Restricted Stock Purchase Agreement between Kenneth Londoner (the "Purchaser") and NewCardio, Inc., a Delaware corporation (along with its successors in interest, the "Company") dated June 4, 2007 (the "RSPA"), whereby the Purchaser purchased 4,200,000 shares of the Company's Common Stock. Any terms not defined in this Amendment shall have the meanings ascribed thereto in the RSPA.

WHEREAS, the parties wish to amend the release schedule set forth in Section 4 of the RSPA.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I.  Amendment.

A. Effective as of the Effective Date, Section 4 of the RSPA is hereby amended and restated and replaced with the following language:

"4.  Release of Shares from Repurchase Option; Vesting.

This Repurchase Option shall be exercisable, in whole or in part, according to the following vesting schedule:

A. 2,965,546 of the Shares shall be released from the Repurchase Option on the date of this Agreement.

B. 850,000 of the Shares shall he released from the Repurchase Option upon satisfactory completion (as determined by the Board of Directors in a commercially reasonable manner) of both (1) an interim debt or equity financing in which at least $450,000 of new money is raised for the Company and (2) a reverse merger with a public shell corporation.

C. 192,227 of the Shares shall be released from the Repurchase Option upon the closing of an equity financing (i) in which at least $5,000,000 of new money is raised, and such $5,000,000 represents not more than 16.7% of the fully diluted capitalization of the Company following such closing, including all shares of Common Stock and Preferred Stock then outstanding, all shares of Common Stock subject to stock options then outstanding or reserved for issuance under the Company's Stock Plan, and all shares of Common Stock or Preferred Stock subject to then outstanding stock purchase warrants or other securities convertible into shares of the Company's capital stock, or (ii) in which at least $5,000,000 of new money is raised on such other terms as shall be reasonably acceptable to the Board of Directors at such time.

D. 192,227 of the Shares shall be released from the Repurchase Option upon the first anniversary following a six (6) month period in which the public market value of the Company has continuously been $100,000,000 or more."

II.  Miscellaneous.

A.  Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles.

B.  Severabilitv. in the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Amendment to any Party.

C.  Modification. This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the Purchaser. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

D.  Full Force and Effect. Except as amended hereby, the RSPA shall remain in full force and effect.

E.  Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

F.  Entire Agreement. This Amendment, together with the RSPA (except as amended hereby), constitutes the entire agreement between the parties with respect to the subject matter hereof, and supercedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

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This Amendment is made and entered into as of September 15, 2007.

NEWCARDIO, INC.

By: /s/ Robert Blair
Name: Robert Blair
Title: Chairman of the Board

PURCHASER

/s/ Kenneth Londoner
Kenneth Londoner

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the "Stock Agreement") is made effective as of May 2007 by and between NewCardio, Inc., a Delaware corporation (the "Company"), and Kenneth Londoner (the "Purchaser").

In consideration of the mutual covenants and representations set forth below, the Company and Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Stock Agreement, the Company agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing (as defined below) 4,200,000 shares of the Company's Common Stock, (the "Shares"), at a price of $0.02 (two cents) per share (the "Purchase Price"), for an aggregate purchase price of $84,000.00.

2. Closing. The purchase and sale of the Shares shall occur at a closing (the "Closing") to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law and approved by the Company's Board of Directors (or any combination of such methods of payment), and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares.

3. Repurchase Option.

A. In the event the Purchaser ceases to be an employee, consultant, advisor, or officer of the Company (a "Service Provider") for any or no reason, including, without limitation, by reason of Purchaser's death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), "Disability"), resignation or termination, the Company shall, from such time (as determined by the Company in its discretion), have an irrevocable, exclusive option to repurchase (the "Repurchase Option") any Shares which have not yet been released from the Repurchase Option (the "Unreleased Shares"), at a price per share equal to the Purchase Price (the "Repurchase Price"). The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares at any time after the Purchaser ceases to be a Service Provider; provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m (Pacific Time) as of the date that is 60 days following the date Purchaser ceases to be a Service Provider, unless the Company declines in writing to exercise its Repurchase Option prior to such time; and provided, further, that notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date in any case where such automatic exercise would result in a violation of applicable taw by reason of the Company having insufficient assets to meet its obligations or otherwise, including, without limitation, a violation of any provision of Sections 500 through 505 of the California Corporations Code and Section 160 of the Delaware General Corporation Law. The Repurchase Option shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise.

B. If the Company decides not to exercise its Repurchase Option, it shall notify the Purchaser in writing within 60 days of the date Purchaser ceases to be a Service Provider. If the Repurchase Option is exercised or deemed exercised, within 60 days of the date Purchaser ceases to be a Service Provider, the Company shall deliver payment to the Purchaser, with a copy to the Escrow Agent (as defined in Section 8 hereof), by any of the following methods, in the Company's sole discretion: (i) delivering to the Purchaser or the Purchaser's executor a bank or certified check in the amount of the aggregate Repurchase Price, (ii) canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, provided, however, that Purchaser does not contest the amount of said indebtedness, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of agreed upon indebtedness equals the aggregate Repurchase Price.

C. In the event that the Repurchase Option is exercised or deemed exercised and the Company fails to deliver the aggregate Repurchase Price to the Purchaser, the sole right and remedy of the Purchaser thereafter shall be to receive the Repurchase Price, and in no case shall the Purchaser have any claim of ownership as to any of the Unreleased Shares.

D. The Company in its sole discretion may assign all or part of the Repurchase Option to one or more employees, officers, directors or stockholders of the Company or other persons or organizations.

4. Release of Shares from Repurchase Option; Vesting.

This Repurchase Option shall be exercisable, in whole or in part, according to the following vesting schedule:

A. 1,050,000 of the Shares shall be released from the Repurchase Option on the date of this Agreement.

B. 1,750,000 of the Shares shall be released from the Repurchase Option upon satisfactory completion (as determined by the Board of Directors in a commercially reasonable manner) of both (1) an intern debt or equity financing in which at least $450,000 of new money is raised for the Company and (2) a reverse merger with a public shell corporation.

C. 700,000 of the Shares shall be released from the Repurchase Option upon the closing of an equity financing (i) in which at least $5,000,000 of new money is raised, and such $5,000,000 represents not more than 16.7% of the fully diluted capitalization of the Company following such closing, including all shares of Common Stock and Preferred Stock then outstanding, all shares of Common Stock subject to stock options then outstanding or reserved for issuance under the Company's Stock Plan, and all shares of Common Stock or Preferred Stock subject to then outstanding stock purchase warrants or other securities convertible into shares of the Company's capital stock, or (ii) in which at least $5,000,000 of new money is raised on such other terms as shall be reasonably acceptable to the Board of Directors at such time.

D. 700,000 of the Shares shall be released from the Repurchase Option upon the first anniversary following a six month period in which the public market value of the Company has continuously been $100,000,000 or more.

5. Release of Shares.

Subject to the provisions of Section 8, the Shares which have been released from the Company's Repurchase Option shall be delivered to the Purchaser within ten (10) business days from Purchaser's request therefor.

6. Restrictions on Transfer.

A. The Purchaser hereby makes the investment representations listed on Exhibit Al to the Company as of the date of this Stock Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Stock Agreement by this reference, such that the Company may rely on them in issuing the Shares. Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED. SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT,

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER, SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, LOCK-UP PERIOD AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

B. Stop-Transfer Notices. Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Stock Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D. Lock-Up Period. Purchaser hereby agrees that Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the "Secnrifies Act"), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter's standard form of "lockup" or "market standoff" agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

E. Unreleased Shares. No Unreleased Shares subject to the Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser, other than as expressly permitted or required by Section 3.

F. Released Shares. No Shares purchased pursuant to this Stock Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with the Company's right of first refusal provisions contained in Section 7 of this Stock Agreement.

7. Company's Right of First Refusal. Before any Shares acquired by the Purchaser pursuant to this Stock Agreement (or any beneficial interest in such Shares) may be sold, transferred encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee (each a "Holder"), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A. Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice ("Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the Notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the Notice.

B. Exercise of Right of First Refusal. At any time within 15 days after receipt of the Holder's notice ("Notice Period"), the Company and/or its assignee may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 7.0 hereof.

C. Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder's Notice. If the price listed in the Holder's Notice includes consideration other than cash the cash equivalent value of the non-cash consideration shall be determined by mutual agreement between Holder and the Company.

D. Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s) (provided Holder does not contest the amount of said indebtedness), or by any combination thereof within 30 days after receipt by the Company of the Holder's Notice (or at such later date as is called for by such Notice).

E. Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the end of the Notice Period; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Stock Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

F. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder's lifetime or on the Holder's death by will or intestacy to the Holder's spouse, child, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law, sister-in-law, grandfather, grandmother, grandchild, cousin, aunt, uncle, niece, nephew, stepchild, or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Stock Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee.

G. Termination of Right of First RefUsal. The right of first refusal contained in this section shall terminate as to all Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

8. Escrow.

A. As security for the faithful performance of this Stock Agreement, Purchaser agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached to this Stock Agreement, executed by Purchaser and by Purchaser's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or to another designee of the Company (the "Escrow Agent"). These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C attached to this Stock Agreement, which instructions are incorporated into this Stock Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the Closing.

B. Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, (ii) any dividend of cash or other property on the Shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as "Shares" for purposes of this Stock Agreement and the Company's Repurchase Option.

C. Shares which have been released from the Repurchase Option pursuant to Section 4 hereof shall be released from escrow and delivered to Purchaser within ten (10) business days of Purchaser's written request therefor.

9. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Stock Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Stock Agreement. The Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS STOCK AGREEMENT AS EXHIBIT D AND THE PURCHASER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON PURCHASER'S BEHALF.

10. General Provisions.

A. Choice of Law. This Stock Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

B. Integration. This Stock Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Stock Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Stock Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Stock Agreement and agree expressly to perform the obligations under this Stock Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Stock Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Stock Agreement by operation of law. Subject to the restrictions on transfer set forth in this Stock Agreement, this Stock Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

E. Assignment; Transfers. Except as set forth in this Stock Agreement, this Stock Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublieensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Stock Agreement shall be void. Except as set forth in this stock Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Stock Agreement shall be void, unless such restriction is waived in accordance with the terms of this Stock Agreement.

F. Waiver. Either party's failure to enforce any provision of this Stock Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Stock Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

G. Further Documents. Each party hereto agrees upon request of the other party to execute any further documents or instruments necessary or reasonably desirable in the view of the requesting party to carry out the purposes or intent of this Stock Agreement, including (hut not limited to) the applicable exhibits and attachments to this Stock Agreement.

H. Severability. Should any provision of this Stock Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Stockholder. Subject to the terms and conditions of this Stock Agreement, Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Purchaser delivers a fully executed copy of this Stock Agreement (including the applicable exhibits and attachments to this Stock Agreement) and full payment for the Shares to the Company, and until such time as Purchaser disposes of the Shares in accordance with this Stock Agreement. Upon such transfer. Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Stock Agreement. and Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split All references to the number of Shares and the purchase price of the Shares in this Stock Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made alter the date of this Stock Agreement.

K. Employment at Will. PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS STOCK AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AND DURING SUCH SERVICE, THE ACHIEVEMENT OF CERTAIN MILESTONES (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

L. Arbitration and Equitable Relief.

(1) Arbitration. IN CONSIDERATION OF THE PROMISES IN THIS STOCK AGREEMENT, THE PURCHASER AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS STOCK AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE "RULES") AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH THE PURCHASER AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE. CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. THE PURCHASER FURTHER UNDERSTANDS THAT THIS STOCK AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH THE PURCHASER.

(2) Procedure. THE PARTIES HERETO AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE PARTIES HERETO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR. TO ANY ARBITRATION HEARING. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS' FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. THE PARTIES UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT PURCHASER SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION PURCHASER INITIATES. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND, THAT TO THE EXTENT THAT THE AAA'S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. THE PARTIES AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

(3) Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS STOCK AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE PURCHASER AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE PURCHASER NOR THE COMPANY WILL BE PERMUTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

(4) Availability of Injunctive Relief. BOTH PARTIES AGREE THAT ANY PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED BY THE RULES INCLUDING, BUT NOT LIMITED TO WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY CONFIDENTIAL INFORMATION OR INVENTION ASSIGNMENT AGREEMENT BETWEEN THE PURCHASER AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE §2870. BOTH PARTIES UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF. THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS' FEES.

(5) Administrative Relief . THE PURCHASER. UNDERSTANDS THAT THIS STOCK AGREEMENT DOES NOT PROHIBIT THE PURCHASER FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS' COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE THE PURCHASER FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

(6) Voluntary Nature of Agreement. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASER. IS EXECUTING THIS STOCK AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PURCHASER HAS CAREFULLY READ THIS STOCK AGREEMENT AND THAT THE PURCHASER HAS ASKED ANY QUESTIONS NEEDED FOR THE PURCHASER TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS STOCK AGREEMENT AND FULLY UNDERSTANDS IT. INCLUDING THAT THE PURCHASER IS WAIVING PURCHASER'S RIGHT TO A JURY TRIAL. FINALLY, THE PURCHASER AGREES THAT THE PURCHASER HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF PURCHASER'S CHOICE BEFORE SIGNING THIS STOCK AGREEMENT.

M. Reliance on Counsel and Advisors. Purchaser acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. Purchaser acknowledges that he or she has had the opportunity to review this Stock Agreement, including all attachments hereto, and the transactions contemplated by this Stock Agreement with his or her own legal counsel, tax advisors and other advisors, Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Stock Agreement.

N. Counterparts. This Stock Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

The parties represent that they have read this Stock Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Stock Agreement and fully understand this Agreement. The Pu chaser agrees to notify the Company of any change in his or her address below.

/s/ Kenneth Londoner
Kenneth Londoner (Purchaser)

10 Red Coat Road
Westport, CT 06880

NEWCARDIO, INC.

/s/ Branislav Vajdic
Signature

Branislav Vajdic
CEO

7197 Indian Valley
San Jose, CA 95123

(Signature Page to Restricted Stock Purchase Agreement)

EXHIBIT Al

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:  Kenneth Londoner

COMPANY:  NewCardio, Inc.

SECURITY:  Common Stock

AMOUNT: $84,000 00/100

DATE: June 4, 2007

In connection with the purchase of the above-listed shares, I, the undersigned purchaser, represent to the Company as follows:

1. The Company may rely on these representations. I understand that the Company's sale of the shares to me has not been registered under the Securities. Act of 1933, as amended (the "Securities Act"), because the Company believes, relying in part on my representations in this document that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2. 1 am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. 1 can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. I am informed about the Company. I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5. I recognize my economic risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company's future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6. 1 know that the shares are restricted securities. I understand that the shares are "restricted securities" in that the Company's sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, 1 also understand and agree that:

(a) I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

(b) the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

(c) the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.  I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of "restricted securities" like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain; and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the shares less than two years after my purchase and full payment: (A) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely tiling of a notice of proposed sale on Form 144, if applicable.

8. I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable. I further understand that at the time I wish to sell the shares, there may be no public market for the Company's stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.

9. I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. I know that 1 may have tax liability due to the uncertain value of the shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board's appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability. 1 understand that if such additional value represents more than 25% of my gross income for the year in which the value of the shares is taxable, the IRS will have 6 years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess me the additional tax and interest due.

11. Residence. The address of my principal residence is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, a intent for the Company to rely on such statements in issuing the shares to me.

/s/ Kenneth Londoner
Purchaser's Signature

Kenneth L. Londoner
Print Name

Address of Purchaser's Principal Residence:

10 Red Coat Rd
Westport, CT 06880

EXHIBIT B

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of ______, 2007, the undersigned hereby sells, assigns and transfers unto ___________________ ) shares of Common Stock of NewCardio, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate number ____ delivered herewith, and does hereby irrevocably constitute and appoint ________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:	/s/ Kenneth Londoner
signature

Kenneth L. Londoner
(Print Name)

(Spouse's Signature, if any)

(Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Restricted Stock Purchase Agreement between the above assignor and the above corporation, dated as of _________, 2007.

Instruction: Please do not fill in any blanks other than the signature and name lines.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

June 4, 2007
NewCardio,

Attn: Secretary

Dear Secretary:

As Escrow Agent for both NewCardio. Inc., a Delaware corporation (the "Company"), and Kenneth Londoner ("Purchaser"), you arc hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the "Stock Agreement"), dated as of  June 4, 2007, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Provided no written objection to such notice is delivered to you and the Company 1w the Purchaser prior to the closing of such repurchase, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice. In the event of any such written objection, however, you shall not close any such transaction unless and until you have received joint written authorization from Purchaser and the Company or pursuant to an order from a court of competent jurisdiction.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option and (d) to deliver said purchase price (by check or such other form of consideration mutually agreed to by the parties) to Purchaser.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Stock Agreement. Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.Within ten (10) business days upon written request of Purchaser at any time after the expiration of the Repurchase Option with respect to the shares of stock so released from the Repurchase Option, you will deliver to Purchaser a certificate or certificates representing so many shares of stock remaining in escrow as are not then subject to the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. The Company and the Purchaser hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Stock Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or Purchaser hereunder.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only those given in accordance with the provisions of these Joint Escrow Instructions or orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Stock Agreement or any documents or papers deposited or called for hereunder.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall reimburse you for any such disbursements.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. You are expressly authorized to delegate your duties as Escrow Agent hereunder to the law firm of Wilson Sonsini Goodrich & Rosati, P.C., or any other Iaw firm, which delegation, if any, may change from time to time and shall survive your resignation as Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	NewCardio, Inc.
Attn: CEO

PURCHASER:	Kenneth Londoner
/s/ Kenneth Londoner

ESCROW AGENT:	NewCardio, Inc.

Attn: Secretary

17. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Stock Agreement.

18. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

NEWCARDIO, INC.

/s/ Branislav Vajdic
Print Name: Branislav Vajdic
Title: CEO

PURCHASER:

/s/ Kenneth Londoner
(Signature)

Kenneth L. Londoner
(Print Name)

ESCROW AGENT:

_____________________
(Signature)

_____________________
(Print Name)

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below and supplies the following information with the regulations promulgated thereunder:

1.  The name,  address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: Kenneth Londoner                                                                                     SPOUSE:

TAXPAYER'S ADDRESS: 10 Red Coat Rd Westport, CT 06880

TAXPAYER ID #: xxxxxxxxxxx         Spouse's ID # xxxxxxxxxxxx

2. The Taxable Year to which this election relates is [the Calendar year 2007]

3. The property with respect to which the election is made is described as follows:

4,200,000 shares (the "Shares") of the Common Stock of NewCardio, Inc., a Delaware corporation (the "Company").

The date on which the property was transferred is: 6/4, 2007.

The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

The fair market value of the Shares at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, is: $0.02 per Share, for an aggregate fair market value of $84,000.00.

7. The amount, if any, paid for such property: $84,000.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: 6/25/07	/s/ Kenneth Londoner
Kenneth Londoner Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: 6/25/07	/s/ Jane Londoner
Jane Londoner Spouse of Taxpayer

EXHIBIT E

SPOUSAL CONSENT

I. Jane Londoner,. spouse of Kenneth Londoner, have read and approve of the foregoing Restricted Stock Purchase Agreement, dated as of __________ 2007, together with all exhibits and attachments thereto (collectively, the "Agreement"), by and between my spouse and NewCardio, Inc., a Delaware corporation (the "Company"). In consideration of the Company's granting of the right to Kenneth Londoner to purchase shares of Common Stock of the Company as set forth in the Agreement I hereby appoint Kenneth Londoner as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:__________________, 2007.

/s/ Jane Londoner
(Signature)

Jane Londoner
(Print Name)

(Address)

EXHIBIT F

FUNDING EVENT

The closing of an equity financing in which at least $5,000,000 of new money is raised, and such $5,000,000 represents not more than 16.7% of the fully diluted capitalization of the Company following such closing, including all shares of Common Stock and Preferred Stock then outstanding, all shares of Common Stock subject to stock options then outstanding or reserved for issuance under the Company's Stock Plan, and all shares of Common Stock or Preferred Stock subject to then outstanding stock purchase warrants or other securities convertible into shares of the Company's capital stock, or (ii) in which at least $5,000,000 of new money is raised on such other terms as shall be reasonably acceptable to the Board of Directors of the Company at such time.

EXHIBIT G

EMPLOYMENT AGREEMENT